UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2018
Luby’s, Inc.
(Exact name of registrant as specified in its charter)
Delaware                1-8308                 74-1335253

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13111 Northwest Freeway, Suite 600 Houston, Texas		77040
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 329-6800
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ❑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.❑

Item 1.01. Entry into a Material Definitive Agreement.
On August 24, 2018, Luby’s, Inc. (the “Company”) entered into the Third Amendment to Credit Agreement (the “Third Amendment”) amending the Credit Agreement dated as of November 8, 2016, as amended by the Second Amendment to Credit Agreement dated as of April 20, 2018 (together, with the Third Amendment, the “Credit Agreement”), by and among the Company, the other credit parties party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent for the lenders (the “Administrative Agent”).
The Third Amendment amends the interest rate on LIBOR rate loans (LIBOR + applicable margin) to (i) LIBOR + 6.50% from the effective date of the Third Amendment through the date the term loan has been paid in full in cash and (ii) LIBOR + 5.50% from the date following the date the term loan has been paid in full in cash and thereafter. The interest rate on base rate loans is 100 basis points less than the applicable margin for LIBOR rate loans.
Pursuant to the Third Amendment, the lenders agreed to waive the existing events of default as of the effective date of the Third Amendment resulting from any breach of certain financial covenants or the limitation on maintenance capital expenditures, in each case that may have occurred during the period from and including May 9, 2018 until the effective date of the Third Amendment, and any related events of default. Additionally, the lenders agreed to waive the requirements that the Company comply with certain financial covenants until December 31, 2018.
The Third Amendment requires the Company to make mandatory principal prepayments upon certain asset dispositions as follows: (i) 50% of the first $12 million of net cash proceeds from asset dispositions received by the Company; (ii) 75% of the next $8 million of net cash proceeds from asset dispositions received by the Company; and (iii) 100% of all net cash proceeds in excess of the first $20 million of net cash proceeds from asset dispositions received by the Company, in each case from and after the effective date of the Third Amendment.
Additionally, the Company agreed to grant liens on additional properties of the Company to secure borrowings under the Credit Agreement.
The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by the full text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1
Third Amendment to Credit Agreement, dated as of August 24, 2018, among the Company, the other credit parties party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date:	August 28, 2018	By:	/s/Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.        Description

10.1            Third Amendment to Credit Agreement, dated as of August 24, 2018, among the
Company, the other credit parties party thereto, the lenders party thereto and Wells
Fargo Bank, National Association, as Administrative Agent.